Exhibit 10.9

[CERTAIN INFORMATION IN THIS EXHIBIT IDENTIFIED BY [***] IS CONFIDENTIAL AND HAS BEEN EXCLUDED BECAUSE IT (I) IS NOT MATERIAL AND (II) THE REGISTRANT CUSTOMARILY AND ACTUALLY TREATS THAT INFORMATION AS PRIVATE OR CONFIDENTIAL.]

MATERIAL TRANSFER AND COLLABORATION AGREEMENT

THIS AGREEMENT is entered into and made effective as of the date of last signature (the “Effective Date”),

BETWEEN:	the ontario institute for cancer research, an institution having a principal place of business at MaRS Centre, 661 University Avenue, Suite 510, Toronto, ON, Canada, M5G 0A3 (hereinafter “OICR”)

AND: AND:

Intensity Therapeutics, Inc. (“INT”), with offices located at 61 Wilton Road, 3rd Floor, Westport, Connecticut, 06880, USA (hereinafter “Company”);

Ottawa Hospital Research Institute, having a (principal) place of business at 501 Smyth Rd, Ottawa, Ontario, Canada K1H 8L6, CANADA (hereinafter “Institution”);

AND:

Dr. Angel Arnaout, having a (principal) place of business at 501 Smyth Rd, Room C2321, Ottawa, Ontario, Canada K1H 8L6, CANADA (hereinafter “OHRI Investigator”);

(Institution, Company and OHRI Investigator, each a “Collaborator” and collectively the “Collaborators”)

Collectively	The Parties to this Agreement (hereinafter “Parties”, or if referred to individually, “Party”).

WHEREAS OICR possesses intellectual property in the field of multi-omic biomarker analysis and diagnostic assay development that enables identification of pathways and genes implicated in drug sensitivity or resistance and development of new biomarker assays; and

WHEREAS, Institution possesses intellectual property in the field of world-leading cancer research including experimental therapeutic clinical trials; and

WHEREAS, Institution is sponsoring a clinical trial titled “A Phase II Randomized Window of Opportunity Trial Evaluating Clinical and Biological effects of Intratumoral INT230-6 in Early Stage Breast Cancer” (hereinafter the “INT230-6 Study”); and

WHEREAS, The Company is the owner of the investigative product (IP), INT230-6, owns intellectual property related to INT230-6, is funding the Study; and has biomarker expertise; and

WHEREAS, Institution and Company have a separate agreement for the conduct of INT230-6 Study (the “Study Agreement”); and

WHEREAS the Parties wish to collaborate to support a provincial pre-surgical Window-of-Opportunity clinical trial program;

NOW, THEREFORE, in consideration of the foregoing and the mutual obligations and undertakings set forth below, the Parties hereto agree as follows:

1. Definitions

1.1	“Agreement” means this Material Transfer and Collaboration Agreement.

1.2	“Arising Intellectual Property” means any or all of Institution Arising Intellectual Property, Company Arising Intellectual Property, Joint Arising Intellectual Property and/or OICR Arising Intellectual Property.

1.3	“[***]” means inventions or discoveries that relate to biomarkers that may be useful in selecting patients for treatment with the Study Drug that is OICR Arising IP (as defined below in section 7.6).

1.4	“Commercial Purposes” means the sale, lease, licence or other exploitation by Recipient of Provider’s Material or Confidential Information to third parties for remuneration, including, but not limited to, use of Provider’s Material or Confidential Information by Recipient to perform contract research, to screen compound libraries, to produce or manufacture products for general sale.

1.5	“Company Arising Intellectual Property” means any and all Intellectual Property patentable or otherwise protectable by statute, conceived, developed, reduced to practice or otherwise made solely by the Company, its/his/her respective employees or agents as a result of their duties under this Agreement, included in the Reports described at Section 5 of this Agreement.

1.6	“Company Background Intellectual Property” means any and all Intellectual Property conceived, developed, reduced to practice or otherwise made or owned by the Company, its/his/her respective employees or agents, prior to the coming into force of this Agreement.

1.7	“Confidential Information” shall mean, for each Party, proprietary information of the Provider relating to the Material and provided by Provider to the Recipient, and clearly marked “CONFIDENTIAL”, or if related orally or visually, identified as Confidential at the time of disclosure and reduced to written form within a reasonable period following disclosure. Confidential Information includes but is not limited to, formulations, know-how, manufacturing processes, inventions, products, processes, techniques, compositions, compounds, plans, practices, drawings, prototypes, recordings, instructions, manuals, papers or other materials in whatever form or nature.

1.8	[***].

1.9	“Disclosure” means the publication of the Results in theses, articles, scholarly writings or oral or written presentations at lectures or seminars.

1.10	“Effective Date” means the date this Agreement is fully executed by the Parties hereto.

1.11	“Institution Arising Intellectual Property” means any and all Intellectual Property patentable or otherwise protectable by statute, conceived, developed, reduced to practice or otherwise made solely by Institution, its/his/her respective employees or agents as a result of their duties under this Agreement, included in the Reports described at Section 5 of this Agreement.

1.12	“Institution Background Intellectual Property” means any and all Intellectual Property conceived, developed, reduced to practice or otherwise made or owned by one or more Institution, its/his/her respective employees or agents, prior to the coming into force of this Agreement.

1.13	“Intellectual Property” means constitutional, statutory and other proprietary rights in respect of patents, patent applications, statutory invention registrations, trademarks, trade secrets, copyrights, design rights, database rights, confidential information, and all other Intellectual Property rights as defined in Article 2 of the Convention Establishing the World Intellectual Property Organisation of July 1967.

1.14	“Joint Arising Intellectual Property” means any and all Intellectual Property patentable or otherwise protectable by statute, conceived, developed, reduced practice or otherwise made jointly by at least two of Institution, its employees or agents, Company, its employees or agents and/or OICR, its employees or agents, as a result of their duties under this Agreement and included in the Reports described at Section 5 of this Agreement and includes all Modifications.

1.15	“OICR Arising Intellectual Property” means any and all Intellectual Property patentable or otherwise protectable by statute, conceived, developed, reduced practice or otherwise made solely by OICR, its employees or agents as a result of their duties under this Agreement and included in the Reports described at Section 5 of this Agreement.

1.16	“OICR Background Intellectual Property” means any and all Intellectual Property conceived, developed, reduced to practice or otherwise made or owned by OICR, its employees or agents, prior to the coming into force of this Agreement.

1.17	“Materials” means the Original Materials and all Progeny and Unmodified Derivatives;

1.18	“Modifications” means substances created by Recipient, which contain or incorporate any form of Provider’s Material (including Original Material, Progeny or Unmodified Derivatives);

1.19	“Original Material” means the original material including tissue and blood samples being transferred from Provider to Recipient as described in Schedule “A” of this Agreement;

1.20	“Progeny” means unmodified descendant from the Material (for example, virus from virus, cell from cell, or mouse from mouse, or mouse from stem cell);

1.21	“Provider” means, as appropriate, the Party providing Confidential Information or Original Material or a proposed Disclosure or a notice or a Report to the other Party;

1.22	“Recipient” means as appropriate the Party receiving Confidential Information or Original Material or a proposed Disclosure or a Report from the other Party;

1.23	“Reports” means the written reports described in Section 5;

1.24	“Research Project” means the research described in Schedule “B” of this Agreement;

1.25	“Results” means the results of the Research Project arising pursuant to the Work and contained in the Reports;

1.26	“Study Drug” means the medicinal product (INT230-6) including its ingredients, manuals, dosing methods, prior data, containers, and packaging that is owned, commercialised, controlled or licensed by Intensity or its affiliates;

1.27	“Subsites” mean any institution not party to this Agreement with whom Institution has entered into a clinical research agreement to conduct the INT230-6 Study;

1.28	“Unmodified Derivatives” means substances created by Recipient, which constitute an unmodified functional subunit or product expressed by the Original Material (for example, subclones of unmodified cell lines, purified or fractionated subsets of the original material, proteins expressed by DNA/RNA supplied by Provider, or monoclonal antibodies secreted by a hybridoma cell line);

1.29	The “Work” means the activities attributable to a party as further described in Schedule “B”.

2. ATTACHMENTS

2.1	Schedule “A” Definition of Original Material

2.2	Schedule “B” Activities of Each Party and its Subcontractors

2.3	Schedule “C” Study Protocol

2.4	Schedule “D” Budget and Payment Processes

2.5	Exhibit A : Joint Press Release

3. Limited Licence

3.1	Subject to the terms and conditions of this Agreement, Provider hereby grants to Recipient a non-transferable non-exclusive licence to use Provider’s Material and Confidential Information for internal research purposes only as described in Schedule “B” and for the performance of the Work, and only for the period commencing on the Effective date and ending after completion of the Work unless terminated earlier in accordance with this Agreement.

3.2	Other than the limited license granted in Section 3.1, no other right or license is granted under this Agreement to either Party, either expressly or by implication.

3.3	This Agreement, and any rights or obligations hereunder, will not be assigned by any Party without the written consent of the other Party, except that either Party may assign its respective rights and transfer its respective duties to any assignee of all or substantially all of its business (or that portion thereof to which this Agreement relates) or in the event of its merger or consolidation or similar transaction.

3.4	Each Party reserves the rights to use its own Background Intellectual Property, Material or Confidential Information for any purpose whatsoever, including Commercial Purposes, and nothing in this Agreement shall be interpreted as otherwise restricting those rights.

4. Restrictions on Use

4.1	Recipient agrees that Provider’s Material and Confidential Information:

4.1.1	Shall be used only on Recipient’s premises (or those of its subcontractors who are bound by way of contract to treat the Material in accordance with this Agreement) under the Recipient’s direct supervision and only for the purpose of performing internally the Research Project described in Schedule “B” and in accordance with Schedule “C” and for no other purpose;

4.1.2	Shall not be used directly or indirectly for Commercial Purposes;

4.1.3	May be used for investigational use in laboratory animals and/or in vitro studies but shall not be used in human subjects or for diagnostic or prognostic purposes;

4.1.4	Will not be used or attempt to be used to re-identify any individuals;

4.1.5	Will not be used in research that grants proprietary rights in the Provider’s Material or Confidential Information to a third party;

4.1.6	Will not be transferred or disclosed to any third party, unless otherwise stated in Schedule “B”, for any purpose whatsoever without the prior written consent of Provider; and

4.1.7	On the expiration or earlier termination of this Agreement, Recipient will, on the direction of Provider, promptly return or destroy the Material and Confidential Information (except as otherwise permitted pursuant to Section 8 below).

5. CONDUCT OF Work

5.1	Subject to available funding, the Parties will use reasonable efforts to perform the Work according the Schedule “B” and Schedule “C”. The Parties agree that OICR shall receive Original Materials from the Institution directly.

5.2	Reports. The Parties will provide the other with written reports, on a timely fashion as each phase of the Work in relation to Schedule “B” is completed, or as reasonably requested by the Parties, detailing progress of the Research Project, results obtained, any Arising Intellectual Property available budget, and information relevant to an assessment of progress achieved or the prospects of realizing the Research Project or completing the Work in accordance with Schedule “B”. Both an annual report and a final report with the totality of the information shall be submitted.

5.3	Arising Intellectual Property. Each Party will promptly and no later than in the subsequent annual Report, report and fully disclose to the other Parties the existence of Arising Intellectual Property.

5.4	Cooperation. The scientific representatives of each Party agree to communicate with each other no less than once each month during the recruitment period of the Work and no less than once every [***]. months thereafter to jointly review progress of the Work and assess the prospects of realizing the Research Project or completing the Work in accordance with Schedule “B”.

5.5	No Joint Venture. The Parties will perform their obligations under this Agreement as independent contractors and nothing contained in this Agreement will be construed to be inconsistent with such relationship or status. This Agreement will not constitute, create or in any way be interpreted as a joint venture of any kind.

6. funding

[***].

7. INTELLECTUAL PROPERTY RIGHTS

7.1	Each Party retains all rights, title and interest in its Confidential Information, Background Intellectual Property and Material, including Material in whole or in-part(s) contained within Modifications.

7.2	Ownership of Arising Intellectual Property will be determined by inventorship, and inventorship will be determined according to applicable law. Institution Arising Intellectual Property will be the sole property of Institution. OICR Arising Intellectual Property will be the sole property of OICR. Company Arising Intellectual Property, will be the sole property of Company. Joint Arising Intellectual Property will be owned jointly by the Parties that created it. Each Party’s inventors will assign to their institution their rights in Arising Intellectual Property in accordance with the applicable policies on Intellectual Property.

7.3	[***].

7.4	Recipient acknowledges Provider’s property rights in and to Provider Background Intellectual Property, Provider Confidential Information and Provider Material. Following termination of this agreement for any reason, and at the sole discretion of Provider, Recipient will promptly destroy or return Provider Background Intellectual Property, Provider Confidential Information and Provider Material in Recipient’s possession.

7.5	The applicable Parties will jointly decide whether or not to seek, prosecute and/or maintain patent protection in any country on any Joint Arising Intellectual Property. Patent applications will be filed and prosecuted in the names of both Parties, using procedures and allocating expenses in a manner to be agreed upon at the time. Commercialization of Joint Arising Intellectual Property shall be governed by an inter-institutional agreement, to be agreed upon at the time, which among other things shall define the Party responsible for leading the commercialization efforts.

7.6	[***].

7.7	The Parties acknowledge that OICR is committed to:

7.7.1	Promote the utilization, commercialization and public availability of Arising IP;

7.7.2	Undertake said activities in a manner that promotes free competition and enterprise without unduly encumbering future research and discovery;

7.7.3	Encourage participation of Ontario firms by making good faith efforts premised on appropriate commercial considerations to have products embodying Arising IP, or produced through the use of Arising IP, be manufactured (in whole or in part), as commercially appropriate and reasonable, in Ontario.

8. CONFIDENTIALITY

8.1	Subject to Section 9 hereof, during the term of this Agreement and for five (5) years thereafter, Recipient will treat Provider’s Confidential Information with at least the same degree of care that Recipient uses for its own Confidential Information and will not reveal Provider’s Confidential Information to third parties without the written consent of the Provider and will not use such Confidential Information except for the purpose of this Agreement. These restrictions will not apply to Confidential Information which:

8.1.1	Is in the public domain at the time of disclosure; or

8.1.2	After disclosure, becomes part of the public domain by publication or otherwise except by breach of this Agreement; or

8.1.3	The Recipient can demonstrate was in its possession at the time of disclosure by Provider; or

8.1.4	Is lawfully obtained by Recipient from a third party; or

8.1.5	Is demonstrably developed independently by Recipient without reference to Provider’s Confidential Information; or

8.1.6	Is required to be disclosed in response to a valid order from a judicial or administrative authority.

8.2	If, pursuant to Subsection 8.1.6 above, a party is compelled by a court or government regulatory agency to disclose any Confidential Information, such party will provide the other party with prompt written notice in order to permit the other party or parties to seek a protective order, or other appropriate remedy, or to waive compliance with the provisions of this agreement. The party will furnish only that portion of the Confidential Information required by the court or government regulatory agency.

8.3	Press Releases: [***]. No Party will issue any further press release or other public announcement relating to this Agreement nor any activities related hereto without the prior written consent of the other Parties, except where such announcements are required by law or regulation, in which event the Parties will use reasonable efforts to consult with each other and cooperate with respect to the wording of any such announcement.

8.4	[***].

9. DISCLOSURE, PUBLICATION AND PUBLICITY

9.1	Acknowledgement. The Parties agree that the contribution of OICR to the Work will be acknowledged in any promotional material, including, without limitation, Disclosures by setting out the following statement: “This study was conducted with the support of the Ontario Institute for Cancer Research through funding provided by the Government of Ontario”.

9.2	Recognition. The Parties agree that any publication made pursuant to this Agreement shall be made in accordance with the custom of scientific research and shall acknowledge the contribution of the Parties and the Parties’ scientists as appropriate. In no event will any publications imply endorsement of any product or process by either Party.

9.3	Publication. [***], the Parties shall work together to determine who shall be included as an author using the criteria for authorship as formulated by the International Committee of Medical Journal Editors (“ICMJE”) and published in its Uniform Requirements for Manuscripts submitted to Biomedical Journals.

9.4	Presentation: The Parties agree to submit abstracts with the objective of presenting interim data at medical conferences from time to time.

9.5	[***].

9.6	[***].

9.7	[***].

9.8	[***].

9.9	[***].

9.10	[***].

10. Representations and warranty

10.1	Recipient acknowledges that Provider Background Intellectual Property and Provider Materials and Information are provided “as is”, without warranty of merchantability or fitness for a particular purpose or any other warranty, express or implied. Any use of the Materials and Information by Recipient will be at the sole risk and liability of Recipient, whether or not Provider has consented or acquiesced to such use. PROVIDER MAKES NO REPRESENTATION OR WARRANTY, WHETHER EXPRESSED OR IMPLIED, WITH RESPECT TO THE MATERIAL AND INFORMATION, INCLUDING ANY REPRESENTATION OR WARRANTY AS TO THE DURABILITY, STORAGE, DISPOSAL, MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR TO THE NON-INFRINGEMENT OF THE MATERIAL AND INFORMATION ON THE PROPRIETARY RIGHTS OF A THIRD PARTY. ALSO, PROVIDER WILL NOT BE LIABLE FOR ANY INDIRECT, INCIDENTAL OR CONSEQUENTIAL DAMAGE OR LOSS ARISING OUT OF OR RELATED TO THE FOREGOING EVEN IF PROVIDER HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGE OR LOSS.

11. Liability and indemnification

11.1	The Recipient assumes all liability for damages, which may arise from its use, storage or disposition of the Material or Information. Provider will not be liable to the Recipient for any loss, claim or demand made by the Recipient, or made against the Recipient by any other party, arising from the use of the Material or Information by the Recipient, except to the extent permitted by law when caused by the gross negligence or wilful misconduct of the Provider. Recipient shall indemnify and save harmless each Provider, its/his/her respective employees and agents, from and against any third party claims or liabilities which might arise from or in connection with the Material Transfer Agreement or as a result of the use, misuse, dissemination or storage of the Material or Information by Recipient.

12. TERM and termination

12.1	Term. This Agreement comes into force on the Effective Date and will remain in effect until the Work is completed or terminated earlier under Section 12.2.

12.2	Termination. Subject to Sections 4, 7, 8, 9, 10, 11, 12 and 13, which shall survive termination of this Agreement, any Party will have the right to terminate this Agreement, for any reason, upon providing [***] days written notice to the other Parties. This Agreement terminates immediately upon the occurrence of any one of the following events:

12.2.1	One Party notifies the others in writing that the Research Project has been completed or terminated; or

12.2.2	Any Party becomes bankrupt or insolvent or a receiver is appointed to take possession of a Party’s business or property or a Party has assigned its interest to creditors; or

12.2.3	A Party commits a material breach of any section of this agreement; or

12.2.4	[***] days have elapsed following written notice by one Party to the other Parties of its intention to terminate this Agreement in the absence of any breach of this Agreement.

12.3	Effect of Termination. Termination of this Agreement shall not relieve any Party of rights or obligations accrued prior to its termination and that by their nature extend beyond termination of this agreement.

13. MISCELLANEOUS

13.1	Notices. All notices, reports, requests, consents and other communications between the parties pertaining to matters related to this Agreement (with the exception of payments as per Section 6) shall be in writing and deemed duly received when actually received by, email, mail or personal delivery, mailed by registered or certified mail to the receiving Party or when transmitted by facsimile, at the address and facsimile number from either Party.

OICR:	INSTITUTION
MaRS Centre, South Tower	501 Smyth Rd
661 University Ave, Suite 510	Ottawa, Ontario
Toronto, ON, M5G 0A3, Canada	Canada K1H 8L6
Attention:	Attention:
[***]	[***]
[***]	[***]
[***]
[***]

COMPANY
61 Wilton Road, 3rd Floor
Westport, Connecticut, 06880, USA
Attention:
Lewis H. Bender
[***]
[***]
[***]

OHRI Investigator

[***]

The Ottawa Hospital – General Campus 501 Smyth Rd

Ottawa, Ontario

Canada K1H 8L6

[***]

13.2	No Waiver. No waiver or failure to enforce the strict performance of this Agreement shall be deemed to prevent the parties from subsequently enforcing their rights. No waiver of a provision of this Agreement will be construed effective unless presented in writing and signed by an authorized representative of the Party granting the waiver or consent. No waiver of a provision of this Agreement will be construed to be a waiver of any subsequent breach of this Agreement.

13.3	Conflict Clause. [***]

13.4	Force Majeure Clause. [***].

13.5	Entire Agreement. This Agreement contains the entire agreement and understanding of the Parties with respect to the subject matter of this Agreement and supersedes all prior proposals, negotiations, agreements, understandings, representations and warranties of any form or nature, whether oral or written, and whether express or implied, which may have been entered into between the parties relating to its subject matter.

13.6	Modification. This Agreement sets forth all the covenants, promises, agreements, warranties, representations, conditions and understandings between the Parties hereto. Any modification to this Agreement shall be agreed to in writing and approved by an authorized representative of Company, Institution and by OICR.

13.7	Severability. If any provision of this Agreement is deemed to be invalid or unenforceable, such provision or provisions will be deemed modified to the extent necessary to render the same valid or enforceable, or if such modification is not possible, the remaining terms and provisions of this Agreement will be construed and enforced as if the invalid or unenforceable provision or provisions did not exist.

13.8	Governing Law. This Agreement shall be governed by the laws in force in the Province of Ontario and the laws of Canada applicable therein. The provincial or federal courts having jurisdiction in Canada shall have exclusive jurisdiction over all matters pertaining to this Agreement.

13.9	Counterparts. This Agreement may be executed electronically or by facsimile in any number of counterparts, each of which will be deemed an original and all of which together will constitute one and the same instrument.

IN WITNESS WHEREOF, the Parties, intending to be legally bound, have caused this Agreement to be executed by their respective duly authorized representative.

Institution		OICR

By:		By:
	[***]		[***]

Date:		Date:

OHRI Investigators		Company

By:		By:	/s/ Lewis H. Bender
	Name: [***]		Name: Lewis H. Bender
	Title: [***]		Title: President & CEO

Date:		Date:	March 18, 2021

Acknowledgement

I, the Principal Investigator, having read this Agreement, hereby agree to act in accordance with all the terms and conditions herein and further agree to ensure that all institute participants are informed of their obligations under such terms and conditions.

OICR Scientist		OICR Scientist

Signature:		Signature:
Name:	[***]	Name:	[***]
Title:	[***]	Title:	[***]

SCHEDULE “A”

SCHEDULE “B”

Activities of Each Party and its Subcontractors

SCHEDULE “C”

Study Protocol [***]

SCHEDULE “D”

INT 230-6 Study Budget and Payment Process

EXHIBIT A

Joint Press Release